UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2020 (August 3, 2020)

HANCOCK PARK CORPORATE INCOME, INC.
(Exact name of Registrant as specified in its charter)

Maryland	814-01185	81-0850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry Into a Material Definitive Agreement.
Sub-Advisory Agreement
On August 3, 2020, OFS Capital Management, LLC, a Delaware limited liability Company (“OFS Adviser”), the investment adviser of Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with CIM Capital IC Management, LLC, a Delaware limited liability company (the “Sub-Adviser”). The Sub-Adviser, a wholly owned subsidiary of CIM Group, LLC and an affiliate of OFS Adviser, is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended.
Pursuant to the terms of the Sub-Advisory Agreement, the Sub-Adviser shall evaluate and advise the Company on its private capital market strategy, including market trends and terms, provide financial and strategic planning advice and analysis, interpret market demand for products, assist in establishing the Company’s operational readiness and selecting and negotiating engagements with third-party service providers, and coordinate the dissemination of customary information to interested parties.
Under the Sub-Advisory Agreement, at the end of each calendar quarter, OFS Adviser shall pay to the Sub-Adviser a fee calculated by: (i) taking the total management fees (base management fees plus any incentive fees) payable to OFS Adviser by the Company for each such quarter and multiplying such amount by a fraction, the numerator of which shall equal total unlevered equity capital attributable to the sale of the Company’s common stock, $0.001 par value per share (the “Common Stock”) through the end of the quarter (the “Total Equity Capital”) minus $29,512,462 and the denominator of which shall equal the Total Equity Capital (such product, the “Adjusted Management Fee Amount”); and (ii) multiplying the Adjusted Management Fee Amount by 0.50. The Sub-Advisor’s fees will be paid by OFS Adviser out of the fees OFS Adviser receives from the Company pursuant to the Investment Advisory and Management Agreement dated July 15, 2016 (the “Investment Advisory Agreement”), by and between the Company and OFS Adviser and will not impact the Company’s expenses.
Pursuant to the terms of the Sub-Advisory Agreement, beginning August 3, 2020, the Sub-Adviser will be responsible for bearing costs relating to the offering of up to $200 million of shares of the Company’s Common Stock (the “Offering”). Offering costs consist of costs incurred by the Sub-Adviser and its affiliates on the Company’s behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between the Company’s systems and those of its participating broker-dealers, permissible due diligence reimbursements, marketing expenses, employments costs and direct expenses of OFS Adviser’s or the Sub-Adviser’s employees, employees of their affiliates and others while engaged in marketing the Company’s Common Stock, which will include development of marketing materials and marketing presentations and training and educational meetings and generally coordinating the marketing process for the Company (collectively, the “Offering Expenses”). Employment costs shall include fully loaded direct and indirect costs (i.e., salary, cost of benefits, bonuses, vacation time, facilities costs etc.) of such employees following a comprehensive methodology that the applicable entity has put in place, which is based primarily on such employee’s time. Prior to August 3, 2020, OFS Adviser paid the costs related to our organization and Offering Expenses.
The Sub-Adviser will be entitled to receive reimbursement from the Company of Offering Expenses it or its affiliates have paid on behalf of the Company, up to 1.5% of the aggregate gross proceeds of the Offering. Following the three-year anniversary of the date on which any Offering Expenses are incurred, the Sub-Adviser will not be entitled to receive any reimbursement from the Company of such Offering Expenses the Sub-Adviser or its affiliates have paid on behalf of the Company. Any such reimbursement by the Company will be allocated first to reimburse any Reimbursable Expenses (as defined in the Investment Advisory Agreement) incurred by OFS Adviser or its affiliates and eligible for reimbursement pursuant to the Investment Advisory Agreement.
Amended and Restated Expense Support and Conditional Reimbursement Agreement
On August 3, 2020, the Company, OFS Adviser and the Sub-Adviser entered into an Amended and Restated Expense Support and Conditional Reimbursement Agreement (the “Amended Expense Support Agreement”) which is designed to ensure that no portion of the Company’s distribution to stockholders will be paid from proceeds of the Offering, and will provide for expense reduction payments to the Company in any quarterly period in which the Company’s cumulative distributions to stockholders exceeds the Company’s cumulative distributable ordinary income and net realized gains (each an “Expense Support Payment”).
The Amended Expense Support Agreement also provides for reimbursement of the Expense Support Payments by the Company to OFS Adviser or the Sub-Adviser conditioned upon the Company’s maintenance of its historic distribution rate and the realization of an unsupported “other operating expenses” ratio below historic levels of supported expense ratios for the period(s) to be reimbursed. For this purpose, “other operating expenses” means all of the Company’s operating expenses, excluding organizational and offering expenses, base management fees and incentive fees, distribution and stockholder servicing fees, financing fees and interest, and brokerage commissions and extraordinary expenses. In addition, any payments required to be made to reimburse Expense Support Payments (such payments, “Reimbursement Payments”) shall be deemed to relate to the unreimbursed Expense Support Payments identified by OFS Adviser from the Expense Support Payments made by OFS Adviser to the Company within three years prior to the last business day of the quarter in which such reimbursement payment obligation is incurred. Thereafter, Reimbursement Payments shall be deemed to relate to the unreimbursed Expense Support Payments identified by the Sub-Adviser from the Expense Support Payments made by the Sub-Adviser to the Company within three years prior to the last business day of the quarter in which such reimbursement payment obligation is incurred. Prior to August 3, 2020, OFS Adviser paid Expense Support Payments on behalf of the Company. As of August 3, 2020, pursuant to the Amended Expense Support Agreement, the Sub-Adviser will make Expense Support Payments.
At a meeting held on July 27, 2020, a majority of the directors who are independent directors of the Company and who are not “interested persons” of the Company, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved the Sub-Advisory Agreement and the Amended Expense Support Agreement in a vote in which only such directors participated.
The foregoing descriptions of the Sub-Advisory Agreement and the Amended Expense Support Agreement are a summary and are qualified in their entirety by the terms of the Sub-Advisory Agreement and the Amended Expense Support Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.
Amended and Restated Dealer Manager Agreement
The Company previously entered into the Dealer Manager Agreement by and among the Company, OFS Adviser and International Asset Advisory, LLC, a Florida limited liability company (“IAA”) dated August 1, 2016 (the “Prior Dealer Manager Agreement”). On August 3, 2020, the Prior Dealer Manager Agreement was amended and restated (the “Amended Dealer Manager Agreement”) to include CCO Capital, LLC, a Delaware limited liability company (“CCO Capital”), an affiliate of the Company and the Sub-Adviser, as an additional dealer manager in the Offering. From August 3, 2020 through August 31, 2020, the parties intend for CCO Capital and IAA to serve as “co-dealer managers” and, effective September 1, 2020, IAA shall assign and transfer all of IAA’s rights, obligations, interests and benefits under the Amended Dealer Manager Agreement to CCO Capital.
Pursuant to the Amended Dealer Manager Agreement, IAA and CCO Capital will collectively, and, effective September 1, 2020, CCO Capital will solely, provide certain sales, promotional and marketing services to the Company in connection with the Offering, and the Company will pay the co-dealer managers, or CCO, as applicable, an aggregate dealer manager fee of 3.0% of the gross proceeds from sales of the Common Stock in the Offering (the “Dealer Manager Fee”). The co-dealer managers may, in their discretion, reallow a portion of the Dealer Manager Fee to participating broker-dealers in support of the Offering.
Under the terms of the Amended Dealer Manager Agreement, the Company has agreed to indemnify the co-dealer managers and any participating broker-dealers, and the co-dealer managers have agreed to indemnify the Company, against certain losses, claims, damages and liabilities, including but not limited to those arising out of, among other items, (i) any untrue statement or alleged untrue statement of a material fact contained in the private placement memorandum utilized in the Offering and (ii) the omission or alleged omission to state a material fact in the private placement memorandum that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
At a meeting held on July 27, 2020, a majority of the directors who are independent directors of the Company and who are not “interested persons” of the Company, as that term is defined in the 1940 Act, approved the Amended Dealer Manager Agreement in a vote in which only such directors participated.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Sub-Advisory Agreement, dated as of August 3, 2020, by and between OFS Capital Management, LLC and CIM Capital IC Management, LLC.

10.2
Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated as of August 3, 2020, by and among Hancock Park Corporate Income, Inc., OFS Capital Management, LLC and CIM Capital IC Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Park Corporate Income, Inc.
Date:August 3, 2020	By:	/s/ Bilal Rashid
Chief Executive Officer